Sheet1

ML Variable Series Funds, Inc.
Series Number: 10
File Number: 811-3290
CIK Number: 355916
Domestic Money Market Fund
For the Period Ending: 12/31/2000

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the year ended December 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

02/09/2000	$ 9,500	Student Loan Marketing	5.00%	08/23/2001
09/06/2000	6,800	Student Loan Marketing	5.00	03/18/2002
5.00%
5.00

Last Updated on 02/28/2001
By Win95 User